FOR IMMEDIATE RELEASE
July 9, 2004



FOR MORE INFORMATION CONTACT
Investor Relations Department
512-404-5128





                    FINANCIAL INDUSTRIES CORPORATION CONFIRMS
                             NASDAQ DELISTING ACTION


Austin, Texas, July 9, 2004 - Financial Industries Corporation ("FIC") today announced that it has received a letter from Nasdaq confirming that the Company's common stock was delisted from The Nasdaq Stock Market effective with the open of business on Thursday, July 1, 2004.

In a press release dated June 29, 2004, the Company disclosed that it had received notification from Nasdaq regarding the requirements that it needed to satisfy in order to continue to be eligible for listing on The Nasdaq Stock Market. At that time, the Company disclosed that it would not be in a position to satisfy those requirements, and that it anticipated that Nasdaq would delist the Company's common stock effective as of the open of business on Thursday, July 1, 2004.

Quotations for the Company's common stock are currently available on the National Quotation Bureau's Pink Sheet quotation service, under the symbol "FNIN". The website for the National Quotation Bureau's Pink Sheets quotation service is www.pinksheets.com.

For more information on FIC, go to http://www.ficgroup.com on the Internet.